UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2007

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 13, 2007, the Registrant issued a press release announcing earnings for its second fiscal quarter ended September 30, 2007. The full text of the press release issued by the Registrant on November 13, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 12, 2007, the Board of Directors of the Registrant amended Section 6-01 of the Registrant’s By-Laws to allow for the issuance of uncertificated shares and book-entry ownership of shares. The Registrant will now be eligible to participate in a direct registration system operated by a securities depository, which allows investors to have securities registered in their names without the issuance of physical certificates and to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

Effective January 1, 2008, all American Stock Exchange listed companies will be required to be eligible for participation in a direct registration system operated by a securities depository.

A copy of the Registrant’s Amendment to By-Laws is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:
3.1	Amendment to By-Laws

99.1	Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated
Date: November 14, 2007
	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto
	Title:	Chief Financial Officer